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                                                                   EXHIBIT 10.14

                        CONFIDENTIAL SEPARATION AGREEMENT
                          AND GENERAL RELEASE OF CLAIMS

         THIS CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (the "Agreement") dated May 31, 2002 is between Charles H. Lloyd ("Employee") and SpaceDev, Inc. (the "Company"), a Colorado corporation and Integrated Space Systems, Inc., a California corporation ("ISS")(for purposes of this Agreement, references to the Company include ISS). As used in this Agreement, the Company refers to SpaceDev, Inc. and all parents, subsidiaries, divisions, predecessors, and successors of SpaceDev, Inc.

                                    RECITALS

         WHEREAS, Employee wishes to resign his positions as Chief Financial Officer and Chief Operating Officer of the Company and as Chief Executive Officer and Chief Financial Officer of ISS on the terms and conditions set forth herein; and

         WHEREAS, Company and ISS has each accepted Employee's resignation from each of these positions on the terms and conditions set forth herein;

         NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

         1. RESIGNATION AS AN OFFICER AND BOARD MEMBER OF THE COMPANY. Employee's employment as Chief Financial Officer and Chief Operating Officer of the Company, and Chief Executive Officer and Chief Financial Officer of ISS, will terminate effective as of June 14, 2002 (the "Separation Date") and Employee will resign from such position on the Separation Date. On the Separation Date, Employee will also resign from the Company's Board of Directors and the Board of Directors of ISS, effective as of the Separation Date.

         2. OBLIGATIONS OF THE COMPANY.

                  a. In exchange for the release of claims and other promises set forth in this Agreement and the attached Addendum A, the Company agrees to provide Employee with the following benefits:

                                    (1) Employee will receive an aggregate
                  payment of Thirty-Six Thousand Dollars ($36,000) payable in four installments of Nine Thousand Dollars ($9,000) each on the Separation Date, the thirty-day anniversary of the Separation Date, the sixty-day anniversary of the Separation Date, and the ninety-day anniversary of the Separation Date. An Event of Default in payment of any of the amounts due hereunder will result in a late payment penalty equal to five percent (5%) of the value of the payment. All payments made under this Section 1(a)(1) shall have no withholding and reported at the end of the year on a Form 1099.. For the purposes of this Agreement, an "Event of Default" shall mean the failure to make any payment required hereunder no later than fifteen (15) days of the due date.
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                           (2) Employee shall receive payment of salary for
                  services rendered through the Separation Date at his current base salary (less applicable withholdings) payable semi-monthly pursuant to the payroll procedures regularly established. Employee shall receive all accrued but unpaid salary as of the Separation Date on the Separation Date.

                           (3) Employee shall receive reimbursement for accrued
                  but unpaid expenses reasonably incurred by him in carrying out his duties as Chief Financial Officer and Chief Operating Officer of the Company, and Chief Executive Officer and Chief Financial Officer of ISS, in an amount of $_______.

                           (4) Employee will be compensated for all accrued and
                  unused vacation at the Separation Date, less applicable withholding taxes, payable on the Separation Date.

                           (5) The Company agrees to maintain Employee's current
                  email account, telephone number and voice mail with the Company and to provide Employee access thereto until 12:00 p.m. on the Separation Date.

                           (6) Employee shall be allowed to remove all personal
                  belongings from the Company's facilities up until 12:00 p.m. on the Separation Date.

                           (7) The Company shall, at the Company's expense,
                  within thirty (30) days of the termination date provide Employee with an opinion of counsel regarding to the transferability of Twenty-five Thousand (25,000) restricted common shares purchased from the Company by him in December 2000 under Rule 144 of the Securities Act of 1933.

                  b. In addition to the foregoing, the Company hereby acknowledges the terms of each of the four non-statutory option grants issued to Employee during the course of his employment with the Company and acknowledges and confirms that each of said non-statutory stock option shall remain exercisable for a period of five (5) years from the Date of Grant, as defined therein. The Company agrees that it shall not take any action to terminate the options at an earlier date or to otherwise impair Employee's rights thereunder or thereto. The Company further acknowledges that, pursuant to Section 14 of each such option, the Company agreed to register the shares underlying each such grant. The Company agrees to maintain its registration statement on Form S-8, filed on October 5, 2000, with respect to all shares underlying the options until June 13, 2007.

                  c. Employee understands and acknowledges that Employee will not be entitled to any benefits or payments from the Company other than those expressly set forth in this Section 2. Employee acknowledges and agrees that this Agreement supersedes the terms set forth in any employment agreement previously executed between himself and ISS and the Employee's and the Company's and/or ISS's obligations under any such Employment Agreement are hereby terminated in their entirety, effective as of the Separation Date.

                  d. The parties shall jointly announce the resignation of Employee to the Company's other employees on the Separation Date, in a manner and characterization agreeable to both parties.

         3. OBLIGATIONS OF EMPLOYEE. In exchange for the benefits described above in Section 2, Employee agrees to the following:

                  a. Employee agrees to continue in his current positions until May 31, 2002, at which time he shall take a two (2) week vacation ending on the Separation Date; provided, however, that Employee agrees make himself available to the Company for the purposes of closing out any current items of business and briefing any new employees during the week beginning June 10, 2002. Any time spent in the office that week will be counted as work and will not be a reduction of vacation time.

                  b. Employee agrees to regard and preserve as confidential all information obtained by him relating or pertaining to the Company's business, projects, products, customers, trade secrets, confidential information (including business and financial information), inventions, and to all of his activities for or on behalf of the Company, and not to publish or disclose any part of such information to others or use the same for his own purposes or the purposes of others, during the term of three (3) years from the Separation Date.

                  c. Employee will not solicit, or initiate any solicitation of, any Company employee to leave his/her employment with the Company to commence a relationship with Employee or any other employer for a period ending one (1) year following the Separation Date.

                  d. For a period of one (1) year from the date of execution of this Agreement, Employee will not, either directly or indirectly, (a) induce or attempt to induce any customer of the Company to terminate its relationship with the Company, (b) induce or attempt to induce any present customer to withdraw, curtail or cancel its relationship with the Company, or (c) engage in any act or activity that would interfere with or harm any business relationship the Company may have with any customer, or (d) at any time hereafter, use any name similar to the Company's or hold himself out to be acting on the Company's behalf except as expressly permitted by this Agreement.

         4. RELEASE. In exchange for the benefits described in Section 2, Employee agrees to execute the release (the "Release") attached to this Agreement as "Addendum A" on or promptly following the Separation Date subject to the Company also executing such Release.

         5. ARBITRATION. Any claim, dispute, or controversy arising out of or in any way relating to this Agreement or the alleged breach of this Agreement will be submitted by the parties to binding arbitration in San Diego County, California by American Arbitration Association or by a judge to be mutually agreed upon. This Section 5 will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Employee's obligations under Section 3 hereof.

         6. ATTORNEYS' FEES. The prevailing party will be entitled to recover from the losing party its attorneys' fees and costs (including expert witness fees) incurred in any arbitration, lawsuit or other proceeding brought to enforce any right arising out of this Agreement.

         7. CONFIDENTIALITY. Each party acknowledges that such party has not disclosed any of the terms of this Agreement to anyone other than such party's counsel and/or Employee's spouse/domestic partner. Each party agrees, on behalf of itself and its agents, to the extent permitted by law, not to disclose, or to take every reasonable precaution to prevent disclosure of, any of the terms of this Agreement or consideration for this Agreement (the "Settlement Information") to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Each party agrees to take every reasonable precaution to disclose Settlement Information only to such party's attorney, accountant, tax authorities, and Employee's spouse/domestic partner, if and only if these individuals have a reasonable and justifiable need to know of such Settlement Information, provided, however, that any person or entity to whom such disclosure is made will, prior to disclosure and to the extent permitted by law, acknowledge the confidentiality of such information and agree to keep such information confidential. In the event the Company is required to file a copy of this Agreement with the U.S. Securities & Exchange Commission, it agrees to request, to the maximum extent allowed by that agency, the confidential treatment of the terms of this Agreement. Each party acknowledges that the confidentiality of the terms of this Agreement is a material inducement to such party in entering into it. Any dispute concerning this confidentiality provision will be resolved through arbitration before the American Arbitration Association in San Diego County, California (the "Arbitrator") pursuant to Section 5.

         8. NON-DISPARAGEMENT; PRESS RELEASE. Employee agrees to refrain from disparagement, criticism, defamation or slander of the Company or any of its employees, officers, directors, agents, products or services to anyone, including but not limited to other employees and any past, present or prospective customers. The Company, on behalf of itself and each of its officers and directors, agrees to maintain its neutral reference policy in regard to Employee and refrain from disparagement, criticism, defamation and slander of Employee to anyone, including but not limited to, other employees of the Company and any past, present or prospective customer of the Company. The Company agrees that no press release will be made with respect to termination of Employee's employment with the Company and Employee and the Company shall agree to the characterization of the termination in the Company's required disclosure to the U.S. Securities & Exchange Commission on Form 8-K, which shall be filed on or before June 19, 2002--but not before June 14.

         9. NO ADMISSION OF LIABILITY. The Company and Employee understand and acknowledge that this Agreement constitutes a compromise and settlement. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement will be deemed or construed to be (a) an admission of the truth or falsity of any claims or (b) an acknowledgment or admission by a party of any fault or liability whatsoever to the other party or to any third party.

         10. NO KNOWLEDGE OF WRONGDOING. Employee has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental or regulatory agency, including listing agencies or exchange or other wrongdoing, that involves Employee or other present or former Company employees.

         11. SUCCESSORS. The provisions of this Agreement will extend and inure to the benefit of, and be binding upon the respective legal successors and assigns of the Company and Employee in addition to the Company and Employee.

         12. INTEGRATION. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations and Agreements, whether written or oral with the exception of Employee's obligations under any Confidentiality Agreement.

         13. NO ORAL MODIFICATION. This Agreement may not be altered or amended except by a written document executed by Employee and the Company.

         14. GOVERNING LAW. This Agreement will in all respects be governed by the laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

         15. EFFECTIVE DATE. This Agreement is effective as of May ___, 2002, provided that the Release, and the Company's obligations pursuant to Section 2 above, shall become effective on the tenth day after the Release has been signed by both parties (the "Effective Date"), unless sooner revoked by Employee. If Employee desires to revoke the Release, Employee must deliver or cause to be delivered a written statement of revocation from Employee prior to the Effective Date to James W. Benson at the Company.

         16. NO REPRESENTATIONS. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         17. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

         18. SEVERABILITY. In the event that any one or more of the provisions contained herein will for any reason be held to be unenforceable in any respect under any statute, rule or law of any state or of the United States of America, such unenforceability will not affect any other provision of this Agreement, but, with respect only to the jurisdiction holding the provision to be unenforceable, this Agreement will then be construed as if such unenforceable provision or provisions had never been contained herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement at San Diego, California on the day and year first above mentioned.

EMPLOYEE:                                             SPACEDEV, INC.:


Charles H. Lloyd                             By: /S/ James W. Benson
                                                 -------------------------------
                                                 James W. Benson

/S/ Charles H. Lloyd                         Title: Chief Executive officer
--------------------------
Signature

Date: 5/31/02                                 Date:  5/31/02
      --------------------                          ----------------------------



                                             INTEGRATED SPACE SYSTEMS, INC.



                                             By: /S/ James W. Benson
                                                 -------------------------------
                                                 James W. Benson


                                             Title:  President



                                             Date:  5/31/02
                                                   -----------------------------

                                   ADDENDUM A

         THIS GENERAL RELEASE OF CLAIMS ("Release") is between Charles H. Lloyd ("Employee") and SpaceDev, Inc., a Colorado corporation and Integrated Space Systems, Inc., a California corporation (collectively, the "Company").

         1. PAYMENT OF SEPARATION BENEFITS. The Company has agreed that if Employee signs this Release it will provide Employee the benefits (the "Separation Benefits") set forth in Employee's Confidential Separation Agreement and General Release of Claims dated May 31, 2002 (the "Separation Agreement"). Employee understands that he is not entitled to these Separation Benefits unless he signs this Release.

         2. RELEASE.

                  (a) Employee and the Company, on behalf of themselves and their respective heirs, executors, successors and assigns, hereby fully and forever release each other and their respective heirs, executors, successors, agents, officers and directors, from and agree not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that either of them may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time prior to and including the date hereof (collectively, the "Released Matters"), including without limitation,

                           (1) any and all claims relating to or arising from
                  employee's employment with the Company and the termination of either such relationship;

                           (2) any and all claims relating to, or arising from,
                  Employee's right to purchase, or actual purchase of, shares of stock of the Company, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                           (3) any and all claims for wrongful discharge of
                  employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                           (4) any and all claims for violation of any federal,
                  state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, and the California Labor Code
                  section 201, et. seq.;

                           (5) any and all claims for violation of the federal,
                  or any state, constitution;

                           (6) any and all claims arising out of any other laws
                  and regulations relating to employment or employment discrimination;

                           (7) any and all claims for attorneys' fees and costs;
                  and

                           (8) any and all claims either the Company or Employee
                  may have against the other for any acts by either occurring at any time prior to the execution of this Release.

                  Each of the parties agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the parties to fully and completely release all claims whatsoever in any way relating to the Employee's employment with the Company and to the termination of such employment. This release does not extend to any obligations incurred under the Separation Agreement, nor to any claims arising from Employee's willful misconduct in his official capacities for the Company prior to the date of this Agreement.

                  (b) Employee represents that he has no lawsuits, claims or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf against the Company or any other person or entity referred to herein.

                  (c) Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with Section 1542 of the Civil Code of the State of California, which states:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  The Company and Employee each expressly waives any right or benefit which they have or may have under Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction. The parties acknowledge that in the future they may discover claims or facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Release, and that each of Employee and the Company intends to fully, finally, and forever settle all of the Released matters in exchange for the Separation Benefits. This Release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

         3. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Employee acknowledges that Employee is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Release, Employee acknowledges that the consideration given for this Release in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

                  (a) He should consult with an attorney prior to executing this Release;

                  (b) He has had at least twenty-one (21) days within which to consider this Release, although he may accept the terms of this Release at any time within those 21 days;

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

                  (c) He has seven (7) days following the execution of this Release by the parties to revoke this Release; and

                  (d) This Release will not be effective until the revocation period has expired.

         4. VOLUNTARY EXECUTION OF RELEASE. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

                  (a) they have read this Release;

                  (b) they have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) they understand the terms and consequences of this Release and of the releases it contains;

                  (d) they are fully aware of the legal and binding effect of this Release.

EMPLOYEE HAS CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT, BY SIGNING THIS RELEASE, HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE COMPANY. EMPLOYEE FURTHER ACKNOWLEDGES THAT HE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THE SEPARATION AGREEMENT.


CHARLES H. LLOYD                            SPACEDEV, INC.



/s/ Charles H. Lloyd                        By: /s/ James W. Benson
---------------------------------               -------------------------------
Signature                                        James W. Benson, CEO


Date: 5/31/02                               Date: 5/31/02
      ---------------------------                 ------------------------------


                                            INTEGRATED SPACE SYSTEMS, INC.



                                            By: /s/ James W. Benson
                                                --------------------------------
                                                James W. Benson, President


                                            Date: 5/31/02
                                                  ------------------------------

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